UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:  June 2, 2011

VALLEY FINANCIAL CORPORATION

VIRGINIA	000-28342	54-1702380
(State of Incorporation)	(Commission	(I.R.S. Employer
	File Number)	Identification Number)

36 Church Avenue, S.W. Roanoke, Virginia 24011
(Address of principal executive offices)

(540) 342-2265
(Issuer's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Items.

       Valley Financial Corporation (the "Company"), the holding company for Roanoke, VA-based Valley Bank announces that Mr. George W. Logan will step down as Chairman of the Board of Directors and the Board has elected Abney S. Boxley, III to the Chairman position, effective June 30, 2011.  Mr. Logan will continue to serve as a director of both the Company and the Bank and as a member of the Executive Committee of both the Company and the Bank.

       The Company's common stock is traded on the NASDAQ Capital Market under the symbol VYFC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VALLEY FINANCIAL CORPORATION

Date: June 2, 2011	/s/ Kimberly B. Snyder
Kimberly B. Snyder, Executive Vice President and Chief Financial Officer